Exhibit 99.1

AT THE COMPANY
Denise Bernstein, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
SECOND QUARTER 2011 FINANCIAL RESULTS

New York, NY – August 15 2011 – Centerline Holding Company (OTC:CLNH)(“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financing and asset management services to the affordable and conventional multifamily housing industry, today announced financial results for the second quarter and six months ended June 30, 2011.

The tables below present Centerline’s Condensed Consolidated Balance Sheets as of June 30, 2011 and December 30, 2010; and the Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2011 and 2010.  For more detailed financial information, including certain non-GAAP financial measures, please access the Financial Overview Presentation available in the “Investor Relations” section of the Company’s website at http://ir.centerline.com.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC:CLNH), provides real estate financial and asset management services to the affordable and conventional multifamily housing industry.  The Company offers a range of debt and equity financing and investment products to developers, owners and investors,. Founded in 1972, Centerline is headquartered in New York, New York and has eight offices throughout the United States.  For more information, please visit Centerline’s website at www.centerline.com or contact the Investor Relations Department at 1-800-831-4826.

CENTERLINE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2011	December 31, 2010
	(Unaudited)

Assets:
Cash and cash equivalents	$98,285	$119,598
Restricted cash	14,387	13,231
Investments:
Available-for-sale	456,685	485,280
Equity method	8,642	5,635
Mortgage loans held for sale and other assets	95,341	77,287
Investments in and loans to affiliates, net	5,007	510
Intangible assets, net	9,139	9,494
Mortgage servicing rights, net	68,493	65,614
Deferred costs and other assets, net	73,904	76,686
Consolidated partnerships :
Investments:
Equity method	3,169,919	3,302,667
Land, buildings and improvements, net	489,839	567,073
Other assets	269,479	282,665
Assets of discontinued operations	--	18

Total assets	$4,759,120	$5,005,758

Liabilities:
Notes payable and other borrowings	$230,913	$231,374
Financing arrangements and secured financing	625,179	665,875
Accounts payable, accrued expenses and other liabilities	220,520	237,804
Preferred shares of subsidiary (subject to mandatory repurchase)	55,000	55,000
Consolidated partnerships:
Notes payable	162,013	137,054
Due to property partnerships	118,366	86,642
Other liabilities	302,361	273,409

Total liabilities	1,714,352	1,687,158

Redeemable securities	10,772	12,462

Equity:

Centerline Holding Company total	180,580	161,304
Non-controlling interests	2,853,416	3,144,834

Total equity	3,033,996	3,306,138

Total liabilities and equity	$4,759,120	$5,005,758

CENTERLINE HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Interest income	$12,266	$9,932	$20,093	$22,540
Fee income	8,629	9,455	16,559	16,588
Gain on sale of mortgage loans	7,748	6,898	13,471	11,310
Other	598	466	1,569	1,008
Consolidated partnerships:
Interest income	440	404	685	823
Rental income	25,774	25,479	51,697	51,905
Other	1,000	334	1,090	1,406
Total revenues	56,455	52,968	105,164	105,580
Expenses:
General and administrative	22,314	23,297	45,892	87,440
(Recovery) provision for losses, net	(5,872)	13,167	(8,661)	(99,329)
Interest	16,075	17,739	29,574	30,527
Interest – distributions to preferred shareholders of subsidiary	960	2,319	1,920	4,639
Depreciation and amortization	3,708	5,595	7,254	12,060
Loss on impairment of assets	--	12,618	--	35,027
Consolidated partnerships:
Interest	4,004	2,564	8,665	8,883
Loss on impairment of assets	60,349	22,200	60,349	22,200
Other expenses	72,501	96,652	118,334	149,955
Total expenses	174,039	196,151	263,327	251,402
Loss before other income	(117,584)	(143,183)	(158,163)	(145,822)
Other (loss) income:
Equity and other loss, net	--	(50)	--	(184)
Gain on settlement of liabilities	2,612	--	4,368	25,253
Gain from repayment or sale of investments	1,324	11	1,324	2,202
Other losses from consolidated partnerships	(122,595)	(134,628)	(184,036)	(225,434)
Loss from continuing operations before income tax provision	(236,243)	(277,850)	(336,507)	(343,985)
Income tax provision – continuing operations	13	(141)	(180)	(534)
Net loss from continuing operations	(236,230)	(277,991)	(336,687)	(344,519)
Discontinued operations:
(Loss) income from discontinued operations before income taxes	--	(235)	253	140,058
Gain on sale of discontinued operations, net	--	--	--	20,500
Income tax provision – discontinued operations	--	--	--	(531)
Net (loss) income from discontinued operations	--	(235)	253	160,027
Net loss	(236,230)	(278,226)	(336,434)	(184,492)
Net loss attributable to non-controlling interests	245,912	244,303	346,878	290,280
Net income (loss) attributable to Centerline Holding Company shareholders	$9,682	$(33,923)	$10,444	$105,788
Net income (loss) per share :
Basic
Income (loss) from continuing operations	$0.03	$(0.10)	$0.03	$1.41 (2)
Income (loss) from discontinued operations	$-- (1)	$-- (1)	$-- (1)	$0.28 (2)
Diluted
Income (loss) from continuing operations	$0.03	$(0.10)	$0.03	$1.40 (2)
Income (loss) from discontinued operations	$-- (1)	$-- (1)	$-- (1)	$0.28 (2)
Weighted average shares outstanding::
Basic	349,166	348,302	348,908	245,026
Diluted	349,166	348,302	348,908	246,466

(1)  Amount calculates to less than one cent loss per share.
(2) The numerator of the calculation of basic and diluted net income per share includes the effect of redeemable share conversions and a reversal of all preferred dividends in arrears upon conversion of the preferred CRA shares into Special Series A shares in March 2010.

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Certain statements in this document may constitute forward-looking statements within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Other risks and uncertainties are detailed in Centerline Holding Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation.  Words such as “anticipates”, “expects”, “intends”, “plans, “believes” “seeks”, “estimates” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements speak only as of the date of this document.  Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.